Exhibit 10.1

EURAND N.V.

1999 STOCK OPTION PLAN

AS AMENDED AND RESTATED

ON DECEMBER 12, 2006

1.                                       Purpose

The purpose of the Plan is to provide a means through which the Company may attract qualified persons to enter and remain in the employ or service of the Company and its Subsidiaries and to provide a means whereby they can acquire shares in the Company, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between shareholders of the Company and these employees.  This Plan is intended to cover the grant of Options to employees and directors of the Company and/or employees of the Company’s U.S., Italian, French and Irish Subsidiaries.  So that the appropriate incentive can be provided, and to insure that any applicable provisions of local law are complied with, Exhibits A, B, C and D to the Plan provide for any specific terms applicable to the granting of options to employees of the U.S., Italian, French and Irish subsidiaries respectively.

2.                                       Definitions

The following definitions shall be applicable throughout the Plan.

(a)                                  “Board” means the Management Board of the Company or the general meeting of shareholders of the Company whichever corporate body is authorized to issue shares or grant the right to subscribe for shares.

(b)                                 “Cause” means the Company or a Subsidiary (as the case may be) having cause to terminate an Optionee’s employment or service in accordance with the provisions of any existing employment, consulting or any other agreement between the Optionee and the Company or a Subsidiary (as the case may be) or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Company or a Subsidiary (as the case may be) that the Optionee has ceased to perform his duties to the Company or a Subsidiary (as the case may be) (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to intentional and extended neglect of his duties, (ii) the Board’s determination that the Optionee has engaged in or is about to engage in conduct materially injurious to the Company or any act of fraud or embezzlement against the Company, or (iii) the Optionee having pled no contest or guilty to a charge of a felony or having been convicted of a felony.

(c)                                  “Company” means Eurand N.V., a private company with limited liability duly organized under the laws of the Netherlands, or any successor entity.

(d)                                 “Change of Control” shall have the meaning attributed thereto in Section 11 herein.

(e)                                  “Disability” means that the Optionee has been determined by the Board, in its discretion, or pursuant to any provision of applicable law, to meet the requirements for payment of long-term disability benefits by reason of total disability.

(f)                                    “Eligible Person” means any (i) person regularly employed by the Company or a Subsidiary or (ii) director of the Company.

(g)                                 “Fair Market Value” on a given date means (i) if the Shares are listed on a national securities exchange, the closing price on the primary exchange with which the Shares are listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any national securities exchange but are quoted in the NASDAQ National Market System on a last sale basis, the closing price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if the Shares are not listed on a national securities exchange nor quoted in the NASDAQ National Market System on a last sale basis, the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Shares accurately; or (iv) notwithstanding clauses (i) - (iii) above, with respect to Options granted as of the consummation of the IPO, the price at which Shares are initially offered to the public in the IPO.

(h)                                 “IPO” means the initial underwritten offering of Shares in the capital of the Company to the public through an effective registration statement.

(i)                                     “Normal Termination” means termination of employment or service with the Company or a Subsidiary:

(i)                                     Upon retirement pursuant to the retirement plan of the Company or a Subsidiary (as the case may be), as may be applicable at the time to the Optionee in question;

(ii)                                  On account of Disability;

(iii)                               By the Company or a Subsidiary (as the case may be) without Cause; or

(iv)                              With the specific written consent of the Board.

(j)                                     “Option” means an option issued pursuant to this Plan.

(k)                                  “Optionee” means the holder of an Option.

(l)                                     “Option Agreement” means the agreement between the Company and an Optionee who has been granted an Option which defines the rights and obligations of the parties with respect to such Option.

(m)                               “Option Period” means the period of time set by the Board after which time an Option will expire.

(n)                                 “Option Price” means the exercise price set for an Option.

(o)                                 “Shares” means the ordinary shares of the Company.

(p)                                 “Plan” means this Amended and Restated 1999 Stock Option Plan of the Company, including Exhibits A, B, C and D hereto, as applicable.

(q)                                 “Subsidiary” means a subsidiary (“dochtermaatschappij”) of the Company, within the meaning given to it by Article 2:24c of the Netherlands Civil Code.

3.                                       Effective Date, Duration

The Plan is effective as of December 12, 2006, the date of adoption of the Plan by the Board further to approval of the Plan by the shareholders of the Company (to the extent such approval is required pursuant to the Company’s Articles of Association or any applicable law) on November 29, 2006.  The expiration date of the Plan, after which no Options may be granted hereunder, shall be December 12, 2016; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the settlement of Options previously granted have been settled.

4.                                       Administration

The Board shall administer the Plan.  The acts of a majority of the members present at any meeting at which a quorum of the Board is present or acts approved in writing by a majority of the Board shall be deemed the acts of the Board.  Subject to the provisions of the Plan, the Board shall have exclusive power to:

(a)                                  Select the Eligible Persons to participate in the Plan;

(b)                                 Determine the nature and extent of the Options to be granted to each Optionee;

(c)                                  Determine the time or times when Options will be granted to Optionees;

(d)                                 Determine the duration of each Option Period;

(e)                                  Determine the vesting schedule, if any, for each Option;

(f)                                    Determine all conditions to which Options may be subject;

(g)                                 Prescribe the form of Option Agreement;

(h)                                 Cause records to be established in which there shall be entered, from time to time as Options are granted to Optionees, the date of each Option grant, the number of Options granted by the Board to each Optionee, the expiration date and the duration of each Option Period, the number of Shares underlying each Option and the date on which Options are exercised, which records shall be provided to the

Subsidiaries as necessary in order to enable the Subsidiaries to comply with any applicable reporting requirements with respect to the granting and exercise of Options; and

(i)                                     At any time prior to or in connection with any termination of employment or service of an Optionee with the Company or its Subsidiaries, provide for a longer post-termination exercise or survival period with respect to any Option (not to exceed the earlier of the Expiration Date and a date that is 360-days after the date of an initial public offering of the Company’s shares) or modify any forfeiture provisions with respect to any Option; provided, however, that an Incentive Stock Option (as defined in Exhibit A to the Plan) issued to a U.S. resident cannot be exercised more than three months following such Optionee’s Normal Termination or one year following such Optionee’s death or Disability.

The Board shall have the authority, subject to the provisions of the Plan, to establish, adopt, and revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.  The Board’s interpretation of the Plan or any documents evidencing Options granted pursuant thereto and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.                                       Grant of Options; Shares Subject to the Plan

The Board may, from time to time, grant Options to one or more Eligible Persons; provided, however, that:

a)                                      Subject to Section 10, the aggregate maximum number of Shares, with respect to which Options may be granted, may not exceed 7,735,224 The maximum number of shares underlying un-issued Options and therefore available for grant at any one time is determined in accordance with the following formula:

Shares Available for grant = S — x-y

                            where:

                            “S” means the aggregate maximum number of Shares subject to the Plan;

                            “x” means the number of Shares underlying issued and outstanding Options (i.e. options that have been granted but not exercised, excluding Options which prior to exercise expired, terminated, were cancelled or otherwise lapsed); and

                            “y” means the number of Shares issued as the result of the exercise of Options;

                            provided that the number of Options granted to any one Optionee in any one year or in aggregate in any one year shall not exceed the limitations on such grants set out in the Plan, if any.

b)                                     Such shares shall be deemed to have been used in payment of Options whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash;

c)                                      In the event any Option shall be surrendered, terminate, expire, or be forfeited, the number of Shares no longer subject thereto shall thereupon be released and shall thereafter be available for new Options under the Plan;

d)                                     Shares delivered by the Company in settlement of Options under the Plan may be authorized and unissued Shares or Shares held in the treasury of the Company or acquired by private purchase all in accordance with applicable law;

e)                                      Following the date that the exemption from the application of Section 162(m) of the Code described in Section 8 to Exhibit A (or any other exemption having similar effect) ceases to apply to Options, no individual may receive Options under the Plan with respect to more than 500,000 Shares in any one year.  For this purpose, such shares shall be deemed to have been used in payment of Options whether they are actually delivered or where the Fair Market Value equivalent of such shares for a stock appreciation right is paid in cash; and

6.                                       Eligibility

Participation shall be limited to Eligible Persons who have received written notification from the Board, or from a person designated by the Board, that they have been selected to participate in the Plan.

7.                                       Option Terms

The Board is authorized to grant one or more Options to any Eligible Person, subject to any applicable specific provisions set forth in Exhibits A, B, C and D attached hereto.  Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Option Agreement.

(a)                                  Option price.  The Option Price per Shares for each Option shall be set by the Board at the time of grant but shall not be less than the Fair Market Value of a Share at the date of grant.

(b)                                 Manner of exercise and form of payment.  Options which have become exercisable may be exercised by delivery of written notice of exercise to the Board accompanied by payment of the Option Price.  The Option Price shall be payable in cash pursuant to clause (i) or, at the Board’s discretion, by a cashless exercise pursuant to clause (ii) below.

(i)                                     The Option Price shall be payable by check drawn on a bank acceptable to the Board in (A) Euro or (B) U.S. Dollars (for Eligible Persons employed by the U.S. Subsidiary).  In the event the Option Price is not paid in Euro, then the Board shall determine, as of the date of exercise, the exchange rate for Euro and the currency with which the Option Price is paid (based upon the exchange rate set forth in the Wall Street Journal for the relevant day) and file with the Netherlands Chamber of Commerce and Industry a statement setting forth the exchange rate on such date.

(ii)                                  At the discretion of the Board, the Option Price may be paid in (A) Shares valued at the Fair Market Value at the time the Option is exercised, (B) other property having a fair market value on the date of exercise equal to the Option Price, or (C) any other manner permitted by the Board, provided that any non-cash exercise of an Option shall be subject to applicable requirements of Netherlands’ law, including, but not limited to, a declaration by an accountant that the value of the property contributed at least equals the par value of the Shares received by the Optionee, and the filing of such declaration with the trade register of the Netherlands Chamber of Commerce and Industry where the Company is registered.

(c)                                  Option Period and Vesting.  Options shall vest and become exercisable in such manner and on such date or dates as shall be determined by the Board.  The Board shall also establish an Option Period which shall not exceed ten years.  Notwithstanding any dates set by the Board for vesting and exercisability, the Board may in its sole discretion accelerate the vesting and exercisability of any Option.  If an Option is exercisable in installments, exercise of one installment shall not affect the Optionee’s ability to exercise unexercised installments in accordance with the terms of the Plan and the applicable Option Agreement.  Unless otherwise determined by the Board or stated in the applicable Option Agreement, the Option shall expire upon an Optionee’s termination of employment with the Company or a Subsidiary at such times as are set forth in Section 8.

(d)                                 Other Terms and Conditions.  Each Option granted under the Plan shall be evidenced by an Option Agreement, which (i) shall contain such provisions as may be determined by the Board, (ii) shall, with respect to Eligible Persons employed by the U.S., Italian, French or Irish Subsidiaries, be deemed to contain the provisions set forth in Exhibits A, B, C and D, respectively, and (iii) except as may be specifically stated otherwise in such Option Agreement, be subject to the following terms and conditions:

(i)                                     Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)                                  Each Share purchased through the exercise of an Option shall be paid for in full at the time of the exercise.  Each Option shall cease to be exercisable, as to any Share, when the Optionee purchases such share or when the Option expires.

(iii)                               Unless otherwise determined by the Board, Options shall not be transferable by the Optionee except by will or the laws of descent and distribution, subject to any restrictions thereon in the Company’s Articles of Association, and shall be exercisable during the Optionee’s lifetime only by the Optionee.

(iv)                              Each Option shall vest and become exercisable by the Optionee in accordance with the vesting schedule established by the Board and set forth in the Option Agreement.

(v)                                 Unless the Board determines otherwise, each Option Agreement shall provide that as a condition to receiving an Option under the Plan the Optionee shall agree that, if the Option is exercised prior to the Initial Public Offering, he or she shall enter into a shareholders agreement in such form as approved by the Board at the time such Option is exercised.

(vi)                              Shares issued upon exercise of an Option shall be subject to the transfer restrictions set forth in the Company’s Articles of Association, which restrictions include, among other things, the requirement that a notarial deed of transfer be executed by the transferor in the Netherlands and that the Board approve the proposed transfer.

(vii)                           Each Option Agreement may contain such other provisions (whether or not applicable to an Option granted to any other Optionee) as the Board determines to be appropriate including, without limitation, provisions to assist the Optionee in financing the purchase of Shares upon the exercise of Options (if permitted by the Company’s Articles of Association and applicable law, provisions giving the Company the right to repurchase Shares acquired under any Option in the event the Optionee elects to dispose of such shares or terminates employment with the Company and its Subsidiaries, and provisions to comply with applicable securities laws and tax withholding requirements.  Any such provisions shall be reflected in the applicable Option Agreement.

8.                                       Expiration of Option upon Termination of Employment

Except as otherwise determined by the Board and set forth in an Option Agreement, the following provisions will apply to all Options upon an Optionee’s termination of employment or consultancy with the Company or a Subsidiary.

(a)                                  If prior to the end of the Option Period the Optionee shall undergo a Normal Termination, all unvested Options then held by such Optionee shall expire on the date of Normal Termination and all vested Options then held by such Optionee shall expire on the earlier of the last day of the respective Option Period or the date that is three months after the date of such Normal Termination.  All vesting with respect to Options shall cease on the date of Normal Termination and all Options which are vested as of such date shall remain exercisable by the Optionee until their expiration as provided above.

(b)                                 If the Optionee dies prior to the end of the Option Period and while still in the employ or service of the Company or a Subsidiary or within three months of Normal Termination, all unvested Options then held by such Optionee shall expire on the date of death and all other Options then held by such Optionee shall expire on the earlier of the last day of the respective Option Period or the date that is one year after the date of death of the Optionee.  All vesting with respect to Options shall cease on the earlier of the date of Normal Termination or the date of death and all such Options which are vested as of such date shall remain exercisable by the person or persons to whom the Optionee’s rights under the Options pass by will or the applicable laws of descent and distribution until their expiration as provided above.

(c)                                  If an Optionee ceases employment or service with the Company or a Subsidiary for any reason other than Normal Termination or death, all Options then held by such Optionee, whether vested or unvested, shall expire immediately upon such cessation of employment or service.

9.                                       General

(a)                                  Privileges of Share Ownership.  Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights attached to Shares which are subject to Options hereunder until such shares have been issued to that person.

(b)                                 Government and Other Regulations.  The obligation of the Company to deliver Shares upon the exercise of Options shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any Shares pursuant to an Option unless such shares have been properly registered for sale pursuant to applicable securities laws or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale under any applicable securities laws any of the Shares to be offered or sold under the Plan.  If the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under applicable securities laws, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(c)                                  Tax Withholding.  It is the obligation of the Optionee or other person receiving Shares upon the exercise of an Option to pay to the Company of a Subsidiary, as appropriate, the amount necessary to satisfy the Company’s or a Subsidiary’s, as appropriate, obligation to withhold taxes as required under Netherlands, U.S. federal, state and local, Italian, French and Irish law, or the law of any other jurisdiction which is or becomes applicable to an Optionee.  The Company or a Subsidiary, as appropriate, shall have the right to deduct from the number of Shares issued upon the exercise of an Option such number of Shares, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all taxes as required by law to be withheld with respect to such Options.  In the alternative, at the sole discretion of the Board, an Optionee or other person receiving Shares upon exercise of an Option may be required to pay to the Company or a Subsidiary, as appropriate, prior to delivery of such Shares, the amount of any such taxes which the Company or a Subsidiary, as appropriate, is required to withhold, if any, with respect to such Shares.  Subject in particular cases to the disapproval of the Board and compliance with applicable provisions of Netherlands law, the Company may accept Shares of equivalent Fair Market Value in payment of such withholding tax obligations if the Optionee elects to make payment in such manner.

(d)                                 Claim to Options and Employment Rights.  No employee or other person shall have any claim or right to be granted an Option under the Plan or, having been selected for the grant of an Option, to be selected for a grant of any other Option.  Neither the Plan nor any action taken hereunder shall be construed as giving any Optionee any right to be retained in the employ or service of the Company or any Subsidiary.

(e)                                  No Liability of Board Members.  No member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Board nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Board and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(f)                                    Governing law.  The Plan shall be governed by and construed in accordance with the laws of the Netherlands, provided, however, that Option Agreements with respect to Options granted to Eligible Persons who are employed by the Company’s U.S., Italian, French or Irish Subsidiaries may, at the Board’s discretion, specify that such Option grants are governed by U.S., Italian, French or Irish law, respectively.

(g)                                 Reliance on Reports.  Each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(h)                                 Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(i)                                     Expenses.  The expenses of administering the Plan shall be borne by the Company.

(j)                                     Pronouns.  Masculine pronouns and other words of masculine gender shall refer to both men and women.

(k)                                  Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

10.                                 Changes in Capital Structure

Options granted under the Plan and any agreements evidencing such Options shall be subject to equitable adjustment or substitution, as determined by the Board in its sole discretion, as to the number of shares, the exercise price, the price of Shares or other consideration subject to such Options (i) in the event of changes in the outstanding Shares or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, spin-offs, split-ups or other relevant changes in capitalization occurring after the date of grant of any such Option, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Optionees in the Plan, or (iii) upon the occurrence of any other event which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.  In addition, upon any such event, the aggregate number of Shares available under the Plan shall be appropriately adjusted by the Board (after due authorization by the general meeting of shareholders, all in accordance with the Company’s Articles by Association and applicable law), whose determination shall be conclusive, subject to any required amendment of the Company’s Articles of Association.  The Company shall give each Optionee notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following:

(a)                                  The Company is merged or consolidated with another corporation or entity;

(b)                                 All or substantially all of the assets of the Company are acquired by another person;

(c)                                  The reorganization or liquidation of the Company; or

(d)                                 The Company shall enter into a written agreement to undergo an event described in clauses (a), (b) or (c) above,

then the Board may, in its sole discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options and pay to the Optionees thereof, in cash, the value of such Options based upon the price per Share received or to be received by other shareholders of the Company in the event.  The terms of this Section 10 may be varied by the Board in any particular Option Agreement.

11.                                 Change of Control

Immediately prior to a Change of Control (as defined below) all outstanding unvested options shall become immediately fully vested and exercisable.  Unless otherwise determined by the Board prior to the occurrence of such event, a “Change of Control” shall be deemed to have taken place if:

(a)                                  any person, corporation or entity, or group of persons corporations or entities acting in concert, is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of members of the Board (the “Voting Securities”); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding the Company’s Voting Securities pursuant to an offering of such Voting Securities, or (iv) by any Current Shareholder (as defined below);

(b)                                 a sale of all or substantially all of the Company’s assets is consummated; or

(c)                                  there occurs such other event or events as the Board may designate.

Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company’s Voting Securities as a result of the acquisition of the Company’s Voting Securities by the Company which reduces the number of the Company’s Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the

Company shall then occur.  A “Current Shareholder” shall mean any person, corporation or entity holding 10% or more of the Shares as of the effective date of the Plan.

12.                                 Non-exclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval (to the extent such approval is required under the Company’s Articles of Association or any applicable law) shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases, in accordance with the Company’s Articles of Association and applicable law.

13.                                 Amendments and Termination

The Board may at any time terminate the Plan.  Except as otherwise permitted without regard to an Optionee’s consent, the Board may cancel or reduce or otherwise alter outstanding Options with the express written consent of an individual Optionee.  The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval under applicable law shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company.

*                              *                              *

(Signature page follows)

As adopted by the Board of Eurand N.V. on December 12, 2006.

THE MANAGEMENT BOARD OF EURAND N.V.

/s/ G. Faherty	/s/ N. Lowcock
Mr. G. Faherty	Mr. N. Lowcock

/s/ A. Erdeljan	/s/ W. Jenkins
Mr. A. Erdeljan	Mr. W. Jenkins

EXHIBIT A

RULES APPLICABLE TO

ELIGIBLE PERSONS EMPLOYED BY EURAND, INC.

UNDER THE

EURAND N.V.

1999 STOCK OPTION PLAN

AS AMENDED AND RESTATED ON DECEMBER 12, 2OO6

1.                                       Purpose

The following provisions apply to Option grants under the Eurand N.V. 1999 Stock Option Plan as Amended and Restated on December 12, 2006 (the “Plan”) to Eligible Persons residing in the U.S.  These provisions are intended to supplement and supersede the provisions of the Plan with respect to U.S. residents.  Capitalized terms not defined herein shall have the meaning attributed to them in the Plan.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the express provisions of these U.S. Rules, the provisions of these U.S. Rules shall govern and control.  Otherwise, the terms and provisions of the Plan shall govern and control the grant of Options under the Plan.

2.                                       Definitions

The following definitions shall be applicable.

(a)                                  “Code” means the Internal Revenue Code of 1986, as amended.  Reference to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(b)                                 “Incentive Stock Option” means an Option granted by the Board to an Eligible Person under the Plan which is designated by the Board as an Incentive Stock Option pursuant to Section 422 of the Code.

3.                                       Administration

                Unless otherwise determined by the Board, following the date that the exemption from the application of Section 162(m) of the Code described in Section 8 to this Exhibit A (or any other exemption having similar effect) ceases to apply to Options, any Options granted to persons subject to Section 162(m) of the Code shall be approved by a committee of the Board comprised solely of “outside directors” within the meaning of Section 162(m) of the Code.

4.                                       Incentive Stock Option Grants

The following provisions apply to grants of Incentive Stock Options.

(a)                                  No Incentive Stock Option may be granted unless the Plan and these U.S. Rules are approved by the stockholders of the Company within 12 months of the adoption of the Plan by the Board.

(b)                                 Incentive Stock Options may be granted only to employees of the Company or any subsidiary of the Company within the meaning of Section 424(f) of the Code.

(c)                                  If an Incentive Stock Option is granted to an Eligible Person who owns stock representing more than 10% of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the Date of Grant) of the Shares subject to the Option.

(d)                                 To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of the Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as ordinary Options.

(e)                                  Each Incentive Stock Option Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option.  A disqualifying disposition is any disposition (including any sale) of such Shares before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Shares by exercising the Incentive Stock Option.

5.                                       Investment Representation

Each Stock Option Agreement may contain a provision that, upon demand by the Board for such a representation, the Holder shall deliver to the Board at the time of any exercise of an Option issued pursuant the Plan a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof.  Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option be a condition precedent to the right of the Holder or such other person to purchase any shares.  In the event certificates for Shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

6.                                       Governing Law

The Plan as applied to U.S. residents shall be governed by and construed in accordance with the internal laws of the Netherlands, provided, however, that Option Agreements entered into by U.S. residents shall incorporate the provisions of the Rules contained in this Exhibit A and shall be governed by the internal laws of the State of Nevada without regard to the principles of conflicts of law thereof.

7.                                       Amendments

The Board may not without shareholder approval make any amendment to the Plan which would:

(a)                                  Materially increase the maximum number of Shares which may be issued pursuant to Options;

(b)                                 Extend the maximum Option Period for Incentive Stock Options;

(c)                                  Extend the termination date of the Plan; or

(d)                                 Change the class of persons eligible to receive Incentive Stock Options under the Plan.

8.                                       Effect of Section 162(m) of the Code

                The Plan, and all Options issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year.  The exemption is based on Treasury Regulation Section 1.162-27(f) with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held.  Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration or material modification of the Plan, (ii) the exhaustion of the maximum number of Shares available for Options under the Plan, as set forth in Section 5(a), or (iii) the year 2004 annual meeting of shareholders of the Company.  To the extent that the Committee determines as of the date of grant of an Option that (i) the Option is intended to comply with Section 162(m) of the Code and (ii) the exemption described above is no longer available with respect to such Option, such Option shall not be effective until any required shareholder approval and required modifications to the Plan, if any, under Section 162(m) of the Code have been obtained.

EXHIBIT B

RULES APPLICABLE TO

ELIGIBLE PERSONS EMPLOYED BY EURAND S.P.A.

UNDER THE

EURAND N.V.

1999 STOCK OPTION PLAN

AS AMENDED AND RESTATED ON DECEMBER 12, 2OO6

1.                  Purpose

The following provisions apply to Option grants under the Eurand N.V. 1999 Stock Option Plan as Amended and Restated on December 12, 2006 (the “Plan”) to Eligible Persons employed by the Italian Subsidiary (the “Italian Employees”).  These provisions are intended to supplement and supersede the provisions of the Plan with respect to Italian Employees and, in the event of a conflict or inconsistency between the terms and provisions of the Plan and the express provisions of these Italian Rules, the provisions of these Italian Rules shall govern and control.  Otherwise, the terms and provisions of the Plan shall govern and control the grant of Options under the Plan.  Capitalized terms not defined herein shall have the meaning attributed to them in the Plan.

2.                  Definitions

                            With regard to employment, “Cause” means the Italian Subsidiary having cause to terminate an Optionee’s employment agreement pursuant to the provisions of Article 2119 of the Italian Civil Code (“giusta causa”) or of Article 3, first sentence of Law n. 604 of 15 July 1966 (“notevole inadempimento”).

3.                  Shares subject to the Plan

                            In settlement of the Options, Italian Optionees will exclusively receive authorized and unissued Shares.

4.                  Taxes and contributions

                            By signing the Option Agreement, the Optionee recognizes and agrees that the difference between the Fair Market Value of the Shares and the Option Price which might exist at the time of exercise of each Option, is to be considered gross of social security taxes, personal income taxes and deductions as may be provided from time to time by the Italian laws, and that such amount will not be considered with respect to the calculation of the severance indemnity (“Trattamento di Fine Rapporto”), supplementary monthly installments and all other contractual provisions.

                            Notwithstanding the definition of Fair Market Value as provided for by Section 2(g) of the Plan, for Italian tax purposes, the Fair Market Value on a given date is determined as follows:

1.                             If the Shares are listed on a regulated market, Fair Market Value shall be calculated on the basis of the average price of the last month;

2.                             If the Shares are not listed on a regulated market, Fair Market Value shall be calculated in proportion to the net worth of the Company (or, for newly incorporated companies, to the total amount of the transfer to the capital);

3.                             For bonds and securities other than those indicated in subparagraph (1) and (2) above, Fair Market Value shall be calculated by comparison with securities having similar characteristics listed on a regulated market and, if there are none, on the basis of other precise factors.

5.                  Governing Law

                            Manner of Exercise — A written notice of exercise of the Options must be delivered to the Italian Subsidiary.

                            Tax Withholding — The Italian Subsidiary shall have the right to withhold from the employment income of the Optionee the sum necessary to satisfy all taxes as required by law to be withheld with respect to such Options.

                            The Plan as applied to Italian Employees and the Option Agreements shall be governed by and construed in accordance with the internal laws of the Netherlands, provided, however, that Option Agreements entered into by Italian Employees shall incorporate the provisions of the Rules contained in this Exhibit B.

EXHIBIT C

RULES APPLICABLE TO ELIGIBLE PERSONS

EMPLOYED BY EURAND FRANCE S.A.S.

UNDER THE

EURAND N.V.

1999 STOCK OPTION PLAN*

AS AMENDED AND RESTATED ON DECEMBER 12, 2006

Purpose

                The following provisions apply to Option grants under the Eurand N.V. 1999 Stock Option Plan as Amended and Restated on December 12, 2006 (the “Plan”) to Eligible Persons residing in France.  These provisions are intended to supplement and supersede the provisions of the Plan with respect to French residents.  Capitalized terms not defined herein shall have the meaning attributed to them in the Plan.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the express provisions of these French Rules, the provisions of these French Rules shall govern and control.  Otherwise, the terms and provisions of the Plan shall govern and control the grant of Options under the Plan.

Definitions

                “French Tax Code” means the Code Général des Impôts.

                “French Eligible Person” means any Eligible Person employed by Eurand France S.A.S. who is a holder of Options.

                “French Optionee” means a French Eligible Person who is a holder of an Option.

Option period and vesting

                Options granted to French Eligible Persons shall not become exercisable prior to a two-year period (the “Two-Year Period”) following the date on which the Options have been granted to such Eligible Persons.

*      French law applicable to French Optionees may change in 2001 and further obligations may be imposed on French Optionees.

Other terms and conditions

                Each share of Shares purchased by a French Optionee through the exercise of an Option shall not be transferable prior to a three-year period following the date on which the Options have been exercised by such Optionee, except in the cases and according to the conditions listed under Section 91 of Appendix II of the French Tax Code.

Expiration of Option upon Termination of Employment before the end of the Two-Year Period

If, prior to the end of the Two-Year Period, a French Optionee shall (i) undergo a Normal termination or (ii) die, all unvested Options held by such Optionee shall expire on the date of Normal Termination or death and all vested Options then held by such Optionee shall expire on the date that is six months after the date on which such Options have become exercisable.

EXHIBIT D

RULES APPLICABLE TO IRISH EMPLOYEES

UNDER THE

EURAND N.V.

1999 STOCK OPTION PLAN

AS AMENDED AND RESTATED ON DECEMBER 12, 2006

DRAFT — TO BE REVIEWED BY TAX ADVISORS

1.                  Purpose

The following provisions apply to Option grants under the Eurand N.V. 1999 Stock Option Plan as Amended and Restated on DECEMBER 12, 2006 (the “Plan”) to Eligible Persons employed by the Irish Subsidiary (the “Irish Employees”).  These provisions are intended to supplement and the provisions of the Plan with respect to Irish Employees and, in the event of a conflict or inconsistency between the terms and provisions of the Plan and the express provisions of these Irish Rules, the provisions of these Irish Rules shall govern and control.  Otherwise, the terms and provisions of the Plan shall govern and control the grant of Options under the Plan.  Capitalized terms not defined herein shall have the meaning attributed to them in the Plan.

2.                  Definitions

                            The Plan is deemed by the Irish Revenue Commission to be an Unapproved Share Option Scheme.  As such, Options granted to Irish employees in accordance with the Plan, are subject to taxation under Section 128 of the Taxes Consolidation Act 1997, as amended. Share Options arise when an employee or a director, by reason of his/her office or employment, is granted a right to acquire shares in his/her employer’s company or its parent company at a favourable price at some time in the future.  Where such a right need not be exercised for more than seven years, such rights are known as Long Options;  Short Options are rights that must be exercised within seven years of being granted.  The Options granted under the Plan are Long Options to the extent that the rights conferred do not expire until the tenth anniversary of the date of grant unless the Optionee terminates his/her employment with the Irish subsidiary or dies before that date.  The Market Value of the shares underlying Options, as defined in Section 548, Taxes Consolidation Act 1997, is the quoted price per share on the relevant date in the case of shares traded on a stock exchange, and in the case of shares that are unquoted, the price they might reasonably be expected to fetch on a sale in the open market.

3.                  Relevant Tax on Share Options

3.1           Chargeable Gain

                            By signing the Option Agreement, the Optionee recognizes and agrees that any gain on the exercise, assignment or release of each Option shall give rise to a charge to income tax in the year the Option is exercised, assigned or released.  The amount of the gain chargeable is the excess of the Market Value of the shares on the date of exercise, assignment or release, over the cost of the acquisition of the shares (the Option Price).  Furthermore, with regard to

Long Options, a charge to income tax will arise also in the year the Option is granted in the event that the Market Value of the shares underlying the Options is greater than the Option Price on the date of grant.  Any income tax charged on the grant of the Option is deductible from any income tax which is subsequently charged when the Option is exercised, assigned or released.

3.2             Payment of RTSO

                            Section 8 of the Finance Act, 2003, introduced a new scheme for the payment of this income tax liability, known as Relevant Tax on Share Options (RTSO).  RTSO must be paid to the Collector-General not later than 30 days after the date on which the Option is granted and/or exercised using form RTSO1 available on the website of the Irish Revenue Commission.  RTSO is calculated at the higher rate of income tax applicable for the year in which the option is granted and/or exercised (currently, 42%).  If an Optionee considers that his/her entire income tax liability for the relevant year will be charged at the standard rate of income tax (currently 20%) a written application can be made to the Inspector of Taxes dealing with the Optionee’s tax affairs seeking approval to pay RTSO at the standard rate of income tax.  This approval must be obtained in advance of making a payment of RTSO calculated at the standard rate.

                            Failure to pay RTSO or to pay on time can result in enforced collection through the Sheriff, Court proceedings or a Notice of Attachment under Section 1002 Taxes Consolidation Act 1997.  Enforcement carries additional costs to any interest penalty charged.

                            RTSO may be deferred in circumstances where, at the date the income tax is due for payment, the market value of the shares acquired upon exercise of an Option is less than the income tax chargeable on the shares acquired.

3.3           Return of Income

                            A Return of Income must be completed for the tax year in which an Option has been granted and/or exercised, giving rise to the payment of RTSO.  The Irish Revenue Commission will issue the Return form where RTSO is paid in a given year.  The RTSO already paid will be offset against the total income tax liability for the year.

4.                  Capital Gains Tax

                            The ordinary capital gains tax rules apply to the calculation of gains and losses on the disposal of Shares acquired through the exercise of an Option. The cost of the Shares for the purposes of capital gains tax is: i) the cost of the Option right, if any, (ii) the Option Price paid for the shares upon exercise and (iii) any amount charged to income tax.

5.                  Optionees no longer resident in Ireland

                            The liability to RTSO is determined by the residence position of the Optionee at the time the Option is granted.  If the Optionee is resident in Ireland at the date the Option is granted, the Optionee is liable to income tax under Section 128 Taxes Consolidation Act 1997, at the date of grant, if appropriate, and at the date of exercise of the option even if the Optionee is no longer resident in the Republic of Ireland at that time.  An Optionee who is neither resident nor ordinarily resident in Ireland at the date of disposal of shares acquired on the exercise of an option is only liable to capital gains tax if the shares disposed of constitute an asset for the purposes of Section 29(3) of TCA 1997

                            The Plan as applied to Irish Employees and the Option Agreements shall be governed by and construed in accordance with the internal laws of the Netherlands, provided, however, that Option Agreements entered into by Irish Employees shall incorporate the provisions of the Rules contained in this Exhibit D.